Exhibit 99.2

News Release
December 28, 2012

MISSION WEST PROPERTIES TRANSFERS REMAINING ASSETS AND LIABILITIES
TO MISSION WEST LIQUIDATING TRUST

CUPERTINO, CALIFORNIA --Mission West Properties, Inc. (NASDAQ: MSW) today announced that it transferred its remaining assets to, and its remaining liabilities were assumed by, the Mission West Liquidating Trust (the “Liquidating Trust”) in accordance with the Company’s Plan of Liquidation (the “Plan of Liquidation”) and an Agreement and Declaration of Trust (the “Trust Agreement”) effective December 28, 2012.  Carl E. Berg will serve as the trustee (the “Trustee”) of the Liquidating Trust.  The Company’s stock transfer books will be closed as of the close of business on December 28, 2012 (the “Record Date”).

The Company also announced that it will file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934 (the “Act”) and to delist the Company’s common stock from trading on the Nasdaq Global Market.

As of the Record Date, all common stockholders, holders of vested options and certain former limited partners of the Company’s operating partnerships (each, a “beneficiary”) will automatically become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock or an interest representing a share of common stock on a 1:1 basis.  In accordance with the Plan of Liquidation, all outstanding shares of the Company’s common stock are deemed cancelled when the assets and liabilities of the Company are transferred to the Liquidating Trust. Stockholders are not required to take any action to receive beneficial interests.  The rights of beneficiaries in units are not represented by any form of certificate or other instrument.  Subject to certain exceptions related to transfer by will, intestate succession or operation of law, beneficial interests in the Liquidating Trust are not transferable, nor does a beneficiary have authority or power to sell or in any other manner dispose of any such beneficial interests.

The Liquidating Trust was organized for the purpose of winding up the Company’s affairs and distributing its assets.  The transfer of the Company’s assets and liabilities to the Liquidating Trust is intended to preserve the Company’s ability to have deducted amounts distributed pursuant to the Plan of Liquidation and thereby not be subject to federal income tax on such amounts. The Company anticipates the initial distribution from the Liquidating Trust will be $9.18 per unit and completed on or before January 15, 2013.  Subsequent distributions from the Liquidating Trust will be based on cash available after satisfying outstanding debts, applicable taxes and related transaction costs.  No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

All of the distributions from the Liquidating Trust will be deemed a 2012 event for income tax purposes and each stockholder on the Record Date, will receive information from the Liquidating Trust reporting the amount of the distribution in 2013.

For additional information, please contact the Trustee, Carl E. Berg, at 408-725-0700.

Forward-Looking Statements
This news release contains forward-looking statements that are subject to risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of these statements could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected timing of the completion of the liquidation or distributions; the estimated per unit distribution from the liquidation; attributes of the Liquidating Trust; tax treatment with respect to distributions; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits of the liquidation may not materialize as expected and other risks detailed from time to time in the reports the Company files with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2011, as amended, and Form 10-Q for the quarter ended September 30, 2012, copies of which are available on the SEC’s website at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof. Mission West and the Liquidating Trust each disclaims any obligation to update, or continue to provide information with respect to, any forward-looking statement, whether as a result of new information, future events or otherwise.